As filed with the U.S. Securities and Exchange Commission on November 30, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement under the Securities Act of 1933

SOLUNA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	7374	14-1462255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Washington Avenue Extension
Albany, NY 12205
(518) 218-2550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Toporek
Chief Executive Officer
Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, NY 12206
(518) 218-2550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David E. Danovitch, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)		Proposed Maximum Offering Price		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share	—		—		—		—
Preferred Stock, par value $0.001 per share	—		—		—		—
Warrants	—		—		—		—
Debt Securities	—		—		—		—
Subscription Rights	—		—		—		—
Units(4)	—		—		—		—
Primary Offering Total		(2)		(2)	$150,000,000	(2)	$13,905.00	(3)
Secondary Offering:
Common Stock, par value $0.001 per share, issuable upon exercise of convertible notes beneficially owned by the selling stockholders	1,776,073		$12.88	(5)	$22,875,820.20		$2,120.59	(6)
Common Stock, par value $0.001 per share, issuable upon exercise of warrants beneficially owned by the selling stockholders	1,776,073		$12.88	(5)	$22,875,820.20		$2,120.59	(6)
Secondary Offering Total	3,552,146		$12.88	(5)	$45,751,640.40		$4,241.18	(6)
Total					$195,751,640.40		$18,146.18

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include an indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	With respect to the primary offering, there is being registered hereunder such indeterminate number of the securities of each identified class as may be sold in an offering pursuant to this registration statement, such indeterminate principal amount of securities which shall have an aggregate initial offering price not to exceed $150,000,000. The proposed maximum offering price per unit and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In addition, separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities, or that are issued in units.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4)	Each unit will represent an interest in shares of the registrant’s common stock and warrants to purchase shares of the registrant’s common stock or preferred stock, which may or may not be separable from one another.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act. With respect to the secondary offering, the price per share and aggregate offering price are based on the average of the high and low prices of the common stock on November 26, 2021 as reported on The Nasdaq Stock Market LLC.

(6)	Calculated in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this registration statement shall become effective on such date as the Securities and Exchange Commission, in accordance with Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. NEITHER We NOR THE SELLING STOCKHOLDERs may sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

prospectus

SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2021

SOLUNA HOLDINGS, INC.

$150,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

and

3,552,146 Shares of Common Stock

Offered by the Selling Stockholders

Soluna Holdings, Inc. (the “Company”, “we”, “us” or “our”) may offer and sell, from time to time in one or more offerings, any combination of our common stock, par value $0.001 per share (“Common Stock”), our preferred stock, par value $0.001 per share (the “Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock or other securities, debt securities, subscription rights or units having an aggregate initial offering price not exceeding $150,000,000. Our warrants will be exercisable for Common Stock or Preferred Stock or other securities and our units may be convertible or exchangeable for Common Stock, Preferred Stock or our warrants.

In addition, the selling stockholders may offer and sell up to an aggregate of 3,552,146 shares of Common Stock from time to time in one or more offerings. We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders.

The Common Stock, Preferred Stock, warrants, debt securities, subscription rights and units collectively are referred to in this prospectus as the “securities.”

Each time we or the selling stockholders sell these securities, we will provide specific terms of such securities offered in a supplement to this prospectus. Such prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Common Stock and our 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), are currently listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SLNH” and “SLNHP”, respectively. On November 29, 2021, the last reported sale price of our Common Stock was $12.50 and the last reported sale price of our Series A Preferred Stock was $23.94. None of our other securities have been approved for listing on any market or exchange, and we have not made any application for such listing. Each prospectus supplement will indicate if our securities offered thereby will be listed on any securities exchange.

As of the date of this prospectus, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $80,648,077.70, based on 12,941,766 shares of issued and outstanding Common Stock, of which 8,086,373 shares were held by affiliates, and a per share price of $16.61 which represents the closing sale price of our Common Stock on November 15, 2021. As of the date of this prospectus, we are not subject to the sale limitations described in General Instruction I.B.6 to Form S-3 because the “public float” (the market value of our Common Stock held by non-affiliates) is greater than $75,000,000. In the event that any time during the effectiveness of this registration statement of which this prospectus and any prospectus supplement forms a part, we become subject to such sale limitations, as a result of the public float becoming less than $75,000,000, during any applicable 12-month period, we will not sell securities in a public primary offering with a value exceeding more than one-third of our public float.

Our securities may be sold directly by us or the selling stockholders, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any of our securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds that we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement, and in the risks discussed in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $150,000,000. In addition, under this shelf registration process, the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 3,552,146 shares of Common Stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling stockholders may offer. Each time we or the selling stockholders offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities that we or the selling stockholders offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling stockholders have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information that we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with additional information under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

ii

SUMMARY

Unless the context requires otherwise in this prospectus, the terms “SHI”, the “Company”, “we”, “us”, or “our” refer to Soluna Holdings, Inc. together with its consolidated subsidiaries, “SCI” refers to Soluna Computing, Inc., formerly known as EcoChain, Inc., and “MTI Instruments” refers to MTI Instruments, Inc.

The Company

Soluna Holdings, Inc. is a developer and manufacturer of energy efficient rotating machinery and instrumentation. Headquartered in Albany, New York, the Company has a rich history of technological experience in providing technical advances to support American industry and defense agencies, and in developing related proprietary products, including gas-lubricated bearings, sensors, compressors, steam turbines, high-efficiency engines and fuel cells for industrial equipment and hand-held devices. We conduct our two core businesses through our wholly-owned subsidiaries, SCI, which is engaged in cryptocurrency mining powered by renewable energy, and MTI Instruments, which designs, manufactures and markets its products also at the Albany, New York location.

SCI was incorporated in Delaware on January 8, 2020 as EcoChain, Inc. and develops and monetizes cryptocurrency mining facilities that can be powered by renewable energy. EcoChain has established a cryptocurrency mining facility that integrates with the cryptocurrency blockchain network in Washington State and, through our recent acquisition of Soluna Computing, Inc., SCI also has a pipeline of certain cryptocurrency mining projects previously owned by Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.), a Canadian corporation incorporated under the laws of the Province of British Colombia that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications. SCI changed its name from “EcoChain, Inc.” to “Soluna Computing, Inc.” on November 15, 2021, following the acquisition.

MTI Instruments was incorporated in New York on March 8, 2000 and is a supplier of vibration measurement and balancing systems, precision linear displacement solutions, and wafer inspection tools. MTI Instruments’ products consist of engine vibration analysis systems for both military and commercial aircraft and electronic gauging instruments for position, displacement and vibration application within the industrial manufacturing markets, as well as in the research, design and process development markets. These systems, tools and solutions are developed for markets and applications that require consistent operation of complex machinery and the precise measurements and control of products, processes, the development and implementation of automated manufacturing and assembly.

Corporate Information

Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, was incorporated in Nevada on March 24, 2021, and is the successor to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger which became effective on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” to Soluna Holdings, Inc. Our principal executive offices are located at 325 Washington Avenue Extension, Albany, NY 12205 and our website is http://www.mechtech.com. Information contained on our website does not constitute part of and is not incorporated into this prospectus or the registration statement of which it forms a part.

Risk Factors Summary

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks relating to the COVID-19 pandemic and global economic uncertainty

●

Adverse changes in economic or other market conditions in the United States, including risks resulting from the continuing impact of the COVID-19 pandemic, could have a material adverse effect on our business and results of operations and curtail our ability to raise financing.

●

The long-term effects of the COVID-19 pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Risks related to the SCI business and cryptocurrency

●	SCI has a limited operating history and we may not recognize any operating income from the SCI line of business in the future.
●	Prices and valuations of cryptocurrencies are extremely volatile.
●	SCI’s cryptocurrency mining operating costs have historically outpaced our mining revenues, which – were it to occur again – could harm our business or increase losses.
●	SCI has an evolving business model which is subject to various uncertainties.
●	SCI may not be able to continue to develop its technology, expand its mining operations or otherwise compete with other companies.
●	We may be unable to obtain additional funding to scale the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation.
●	Security breaches could result in a loss of our cryptocurrencies.
●	Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.
●	The properties included in our mining network may experience damages, including damages that are not covered by insurance.
●	SCI’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on SCI’s operations.
●	We face risk of failure of our strategic alliances to achieve their objectives or perform as contemplated and the risk of cancellation or early termination of such alliance by either party.

Risks relating to our business

●	We may be unable to achieve or maintain sales revenue growth.
●	Our business depends on a small number of customers, including the U.S. Air Force, and many of them are in industries of a cyclical nature.
●	We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.
●	Our operating results may experience significant fluctuations.
●	We may not be able to keep pace with technological innovations, and our efforts may not result in commercial success and/or may result in delays in development.
●	Many of our existing and target customers are in industries of a cyclical nature.
●	We rely on the ability to secure funding via our credit facility to accept large orders from certain customers.
●	Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.
●

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer, and we rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

●

Our business plan is heavily dependent upon acquisitions and our ability to identify, acquire on appropriate terms, and successfully integrate and manage any acquired companies will impact our financial condition and operating results.

●

Insiders continue to have substantial control over the Company, and the ownership by Brookstone Partners Acquisition, XXIV, LLC (“Brookstone XXIV”) of the outstanding shares of our Common Stock gives it a controlling interest in the Company, and it may acquire interests and positions that could present potential conflicts with our and our shareholders’ interests.

●

In connection with the ground leases for our cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the Tennessee Valley Authority (“TVA”) or otherwise, would materially impact our operations, and the properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

●

We may incur losses and liabilities in the course of business which could prove costly to defend or resolve, or we may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from selling our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages, enforcement actions and injunctive relief.

●

If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

●	Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations.
●	Under the smaller reporting company rules we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results.
●	Our risk management process may not identify all risks that we are subject to and will not eliminate all risk.
●	We may not be able to utilize our net operating loss carry forwards.
●	MTI Instruments’ business operations, financial performance and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.
●	Changes in the U.S. tax and other laws and regulations may adversely affect our business.
●	We are subject to complex environmental, health and safety laws and regulations.

Please see “Risk Factors” beginning on page 4 for more detail.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, together with all of the other information contained or incorporated by reference into this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein before deciding to invest in such securities. If any of the following risks, or any risk described elsewhere in this prospectus and in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein and therein, occurs, our business, business prospects, financial condition, results of operations or cash flows could be materially adversely affected. In any such case, the trading prices of our Common Stock and Series A Preferred Stock could decline, and you could lose all or part of your investment. The risks described below and in any prospectus supplement or free writing prospectus and in the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us. This prospectus also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements because of specific factors, including the risks described below and in the documents incorporated by reference herein.

You should carefully consider the following risk factors in evaluating our business and us. The factors listed below and in the prospectus and in any prospectus supplement or free writing prospectus represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should also consider the other information included in our most recent Annual Report on Form 10-K (the “Form 10-K”) and subsequent quarterly reports filed with the SEC, which are incorporated herein by reference into this registration statement, as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to the COVID-19 Pandemic and Global Economic Uncertainty

Adverse changes in economic or other market conditions in the United States and globally may have serious implications for the growth and stability of our business and could otherwise adversely affect our business, results of operations and financial condition.

Adverse changes to and uncertainty in the global economy, particularly in light of the impacts of the COVID-19 pandemic and a potential global recession resulting therefrom, may lead to decreased demand for our products, revenue fluctuations, and increased price competition for our products, and may increase the risk of excess and obsolete inventories and higher overhead costs as a percentage of revenue. It could also result in a decline in forecasts, which could adversely affect our sales in future periods. Additionally, the financial strength of our customers and suppliers and their ability to obtain and rely on credit financing may affect their ability to fulfill their obligations to us and have an adverse effect on our financial results.

Revenue growth and continued profitability of our business will depend significantly on the overall demand for test and measurement instrumentations in key markets including research and development, automotive, semiconductor, cryptocurrencies and electronics. The U.S. and global economy have been historically cyclical and market conditions continue to be challenging, which has resulted in individuals and companies delaying or reducing expenditures. Although recent trends point to continuing improvements, there is still lingering volatility and uncertainty. A change or disruption in the global financial markets for any reason may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

The long-term effects of the coronavirus pandemic, or the impacts of any future pandemics or other health crises, are unknown and may adversely affect our business, results of operations, financial condition, liquidity and cash flow.

Our overall performance generally depends upon domestic and worldwide economic and political conditions. The global spread of COVID-19 has created volatility, uncertainty, and economic disruption. The pandemic has caused and may continue to cause a slowdown in worldwide economic activity, decreased demand for products and services, and disruptions to global supply chains and financial markets.

While the COVID-19 pandemic, and the changes to our operations necessitated by governmental and societal actions to contain it, including social distancing and the closing and/or limits on the business operations, required us to make certain changes to the way we conduct our business and operations during the last 12 months, we have been fortunate that, to date, the pandemic has had a limited impact on our supply chains, distribution systems, and ability to continue to conduct our business and operations. We cannot, however, predict the longer-term impacts of the pandemic, or future health emergencies, on our business, operations, revenues, results of operations, or financial condition. The ultimate extent of the impact of the current coronavirus pandemic, or any future epidemic, pandemic, or other outbreak, will depend on future developments, including how fast effective (or with respect to the current pandemic, additional) vaccines and treatments are developed, the length of time before such vaccines are sufficiently distributed (both in the United States and worldwide), new or continued government actions in response, including with respect to successive waves or variants of the virus (as well as the extent to which such variants are more contagious and/or lethal), the extent to which then-current vaccines and treatments are less effective against any such variants, and whether delays in such vaccinations allow vaccine-resistant variants to develop and spread, all of which will impact the current or any future pandemic’s or similar outbreak’s ultimate duration and severity as well as and how fast the economy recovers afterwards. Actions we took to mitigate the impact of the current pandemic may not be successful if the pandemic continues for a longer period than expected or in future pandemics or similar emergencies. For example, beginning in March 2020 we replaced our in-person sales meetings with meetings held by videoconference, telephone calls, webinars, and additional informational website content geared towards addressing our customers’ questions and concerns for both domestic and overseas customers. Nevertheless, we believe that our inability to hold in-person meetings, while not significant, did have a negative impact on our product sales over the last 12 months, and our efforts to mitigate the effects of the pandemic restrictions on our sales model may not be a viable alternative to in-person meetings on a longer-term basis or during any future health or other emergency that engenders similar restrictions.

Further, the long-term social and economic impact of the pandemic, or the acceleration of pre-existing trends as a result thereof, are still uncertain. It is also unknowable what impacts future pandemics or health emergencies may bring. In either case, any such developments could materially and adversely affect our customer base or the demand for our products, which would have a negative effect on our business, prospects, results of operations, and financial condition, all of which could have a negative effect on the market price of our securities.

Risks Related to the SCI Business and Cryptocurrency

SCI has a limited operating history and we may not recognize operating income from the SCI line of business in the future.

SCI, though one of our wholly-owned subsidiaries, remains responsible for its own financing and operations and therefore is subject to all the risks inherent in a newly established business venture. SCI began operations in January 2020 and has a limited operating history. It has not yet been able to confirm that its business model can or will be successful over the long term. It has not had any significant revenue from inception to date. Our projections for its growth have been developed internally and may not prove to be accurate. As such, given its start-up status with an unproven business model, there is a substantial risk regarding SCI’s ability to succeed.

Prices and valuations of cryptocurrencies are extremely volatile.

The prices and valuations of cryptocurrencies represent significant uncertainties for the SCI business. The price of Bitcoin, Ether and other cryptocurrencies are subject to dramatic fluctuations. A variety of factors, known and unknown, may affect price and valuation, including, but not limited to (i) the supply of such cryptocurrencies; (ii) global blockchain asset demand, which can be influenced by the growth of retail merchants’ and commercial businesses’ acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online cryptocurrency exchanges and networks and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets is safe and secure, and the regulatory restrictions on their use; (iii) investors’ expectations with respect to the rate of inflation; (iv) changes in the software, software requirements or hardware requirements underlying a blockchain network; (v) changes in the rights, obligations, incentives, or rewards for the various participants in a blockchain network; (vi) currency exchange rates; (vii) fiat currency withdrawal and deposit policies of cryptocurrency exchanges and networks and liquidity on such exchanges and networks; (viii) interruptions in service from or failures of major cryptocurrency exchanges and networks; (ix) investment and trading activities of large subscribers, including private and registered funds, that may directly or indirectly invest in blockchain assets; (x) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (xi) regulatory measures, if any, that affect the use of blockchain assets; (xii) the maintenance and development of the open-source software protocol of the cryptocurrency networks; (xiii) global or regional political, economic or financial events and situations; (xiv) expectations among blockchain participants that the value of blockchain assets will soon change; and (xv) a decrease in the price of blockchain assets that may have a material adverse effect on SCI’s financial condition and operating results.

SCI’s cryptocurrency mining operating costs have historically outpaced our mining revenues, which – were it to occur again - could seriously harm our business or increase our losses.

In 2020, our cryptocurrency mining operating costs outpaced our mining revenues. Our mining operations are costly and our expenses may increase in the future. This expense increase may not be offset by a corresponding increase in revenue. It is possible that our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. While, as of the year ended 2020, our direct costs associated with mining operations do not exceed our mining revenues, the increases in our overall costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

SCI has an evolving business model which is subject to various uncertainties.

As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of the SCI business relating to our models and strategies. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

SCI may not be able to continue to develop its technology, expand its mining operations or otherwise compete with other companies, some of whom have greater resources and experience.

We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar services at this time. The cryptocurrency industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our network of computers to remain competitive, and we may not be in a position to construct additional operational cryptocurrency mines.

The mining equipment used in connection with our business may become obsolete, and our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete.

Competition from existing and future competitors, particularly the many other North American companies that have access to more competitively priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected which would have an adverse effect on the trading price of our securities, which would harm investors in our Company.

We may be unable to obtain additional funding to scale the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation.

We are considering further increasing the processing power of our cryptocurrency mining operations as we seek to leverage our experience and expertise in this area of operations. To do so, however, we will need to raise additional financing, and these attempts may not be successful. Failure to generate adequate cash from our operations or find sources of funding would require us to scale back or curtail our operations or expansion efforts, including limiting our ability to expand the SCI cryptocurrency business to a larger-scale cryptocurrency mining operation, and would have an adverse impact on our business and financial condition.

Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

Security breaches could result in a loss of our cryptocurrencies.

Security breaches including computer hacking or computer malware have been a consistent concern in the cryptocurrency industry. This could involve hacking in which an unauthorized person obtains access to the systems or information and can cause harm by the transmission of virus or the corruption of data. These breaches may occur due to an action by an outside party, or by the error and negligence of an employee. We primarily rely on the Luxor mining pool and SCI’s cryptocurrencies are stored with exchanges such as Coinbase prior to selling them. If any breach were to occur of our security system, operations or third party platforms, the result could cause a loss of our cryptocurrencies, loss of confidential or proprietary information, force the Company to cease operations, or could cause damage to the reputation of the Company. If an actual or perceived attack were to occur, the market perception of the Company may be damaged, which could adversely affect potential and current investments in the Company and reduce demand for our securities and cause a reduction in our share price.

Governmental regulation of cryptocurrencies may affect our profitability.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade. Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Even if SCI’s development of an operational cryptocurrency mine is successful, it still may not achieve profitability in our expected timeframe or at all depending on numerous uncertainties, including not just the costs of operation, the future price of cryptocurrencies and fluctuations in such prices, but also government and quasi-government regulation of cryptocurrencies and their use, restrictions on or regulation of access to and operation of blockchain networks or similar systems, and the availability and popularity of other forms or methods of buying and selling goods and services, including government-backed cryptocurrencies.

Facebook’s proposed development of a cryptocurrency, as well as the eventual likely development of government-backed digital currencies and the development of cryptocurrencies by other tech companies, may adversely affect the value of Bitcoin and other existing, or even future, cryptocurrencies.

In May 2019, Facebook announced its plans for a cryptocurrency then called Libra, now Diem, which faced significant government intervention. The massive social network and a number of other partners are estimating that the Diem digital coin and Facebook’s corresponding digital wallet would be a way to make sending payments around the world as easy as it is to send a photo. Facebook’s significant resources and ability to engage the world via social media may enable it to bring Diem to market rapidly and to deploy it across industries more rapidly and successfully than previous cryptocurrencies. Facebook’s size and market share may cause its cryptocurrency to succeed to the detriment and potential exclusion of existing cryptocurrencies. Further, in the event that government-backed digital currencies, which regulators in several countries are already considering or even developing, are developed and widely adopted, it is likely to have a negative impact on the existing currencies including larger widespread adoption and potentially impacting the market share by non-government digital currency. Additional cryptocurrencies are introduced to the market frequently, and although some have gained popularity as some features have been different than Bitcoin, Bitcoin remains the market leader. As cryptocurrency adoption grows, the likelihood that additional cryptocurrencies are introduced increases and will gain popularity against Bitcoin, potentially negatively impacting the value of Bitcoin.

The properties included in our mining network may experience damages, including damages that are not covered by insurance.

Our current mining operation in East Wenatchee, Washington is, and any future mines we establish will be, subject to a variety of risks relating to physical condition and operation, including:

●	the presence of construction or repair defects or other structural or building damage;
●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;
●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and
●	claims by employees and others for injuries sustained at our properties.

For example, our mine could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the mine. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mine could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electrical power generating capacity. Given the power requirement, it would not be feasible to run miners on back-up power generators in the event of a power outage. Our insurance covers the replacement cost of any lost or damaged miners, but does not cover any interruption of our mining activities; our insurance therefore may not be adequate to cover the losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mines in our network, such mines may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from such mines. The potential impact on our business is currently magnified because we are only operating a single mine.

SCI’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on SCI’s operations.

We use a third–party mining pool to receive our mining rewards from the network. Cryptocurrency mining pools allow miners to combine their computing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue.

We face risk of failure of our strategic alliances to achieve their objectives or perform as contemplated and the risk of cancellation or early termination of such alliance by either party.

We may need to make acquisitions or form strategic alliances or partnerships in order to remain competitive in our market, and recent acquisitions, strategic alliances or partnerships could be difficult to integrate, disrupt our business and dilute shareholder value.

For example, in January 2020, the Company formed SCI as its wholly-owned subsidiary to pursue a new business line focused on cryptocurrency and the blockchain ecosystem. In October 2021, Soluna Computing, Inc. became a wholly-owned subsidiary of SCI pursuant to a merger. Prior to the merger, Soluna Computing, Inc. had assisted us in developing and operating the cryptocurrency mining facility through contractual arrangements. In the future, we may acquire or form strategic alliances or partnerships with other businesses in order to remain competitive or to acquire new technologies. Acquisitions, alliances and investments involve numerous risks, including:

●	The potential failure to achieve the expected benefits of the combination or acquisition;
●	Difficulties in and the cost of integrating operations, technologies, services and personnel;
●	Diversion of financial and managerial resources from existing operations;
●	Risk of entering new markets in which we have little or no experience or where competitors may have stronger market positions;
●	Potential write-offs of acquired assets or investments, and potential financial and credit risks associated with acquired customers;
●	Inability to generate sufficient revenue to offset acquisition or investment costs;
●	Potential unknown liabilities associated with the acquired businesses;
●	Unanticipated expenses related to acquired technology and its integration into the existing business;
●

Negative impact to our results of operations because of the depreciation and amortization of amounts related to acquired intangible assets, fixed assets and deferred compensation, and the loss of acquired deferred revenue and unbilled deferred revenue; and

●	The tax effects of any such acquisitions.

Our failure to successfully manage our acquisition of Soluna Computing, Inc. or other future acquisitions, strategic alliances or partnerships could seriously harm our operating results. In addition, our shareholders would be diluted if we finance the future acquisitions, strategic alliances or partnerships by incurring convertible debt or issuing equity securities.

Risks Relating to our Business

We may be unable to achieve or maintain sales revenue growth.

Even if we succeed in continuing to improve and expand our business lines, we may never achieve sufficient sales revenue to achieve or maintain profitability. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all.

Our business depends on a small number of customers including the U.S. Air Force.

Historically, we have had a small number of customers representing a large percentage of our total revenue. Although we endeavor to maintain and further expand our customer base, we expect that sales to a limited number of customers will continue to account for a high percentage of our revenues in any given period for the foreseeable future, and the loss of even just a couple of customers, or a significant reduction in sales to our existing customer base, could have a material adverse effect on our business. In addition, our revenues are largely dependent upon the ability of our customers to continue to grow or need services or to develop and sell products that incorporate our services and products. We also depend on purchases by the U.S. Air Force for a significant portion of our revenues and the loss of the U.S. Air Force as a customer or a delay or decline in funding of our existing or future contracts with them, particularly in light of the potential for declines in military spending that may accompany the new Presidential administration, could decrease our backlog or adversely affect our business and prospects, sales, cash flows, and our ability to fund our continued product development and growth.

We do not have long-term purchase commitments from our customers, and our customers are also able to cancel, reduce, or delay orders for our products.

We generally do not obtain firm, long-term purchase commitments from our customers, and frequently do not have visibility as to their future demand for our products and services. Customers also cancel, change or delay design, production or aftermarket service quantities and schedules, or fail to meet their forecasts for a number of reasons beyond our control. Customer expectations can also change rapidly, requiring us to take on additional commitments or risks, and requiring that we provide rapid product turnaround and respond to short lead times. A variety of conditions, both specific to individual customers and generally affecting the demand for OEMs’ products, may cause customers to cancel, reduce, or delay orders. Conversely, if our customers unexpectedly and significantly increase product orders, we may be required to rapidly increase production, which could strain our resources and reduce our margins. We typically plan production and inventory levels based on internal forecasts of customer demand, which can be highly unpredictable and can fluctuate substantially, leading to excess inventory write-downs and resulting negative impacts on gross margin and net income. Additionally, and as a result, our revenues may be volatile from period to period or we may not achieve the anticipated revenues from these efforts, or these efforts may result in non-recoverable costs.

Our operating results may experience significant fluctuations.

In addition to the variability resulting from the short-term nature of our customers’ commitments, other factors contribute to significant periodic fluctuations in our results of operations. These factors include:

●	the cyclicality of the markets we serve;
●	the timing and size of orders;
●	the volume of orders relative to our capacity;
●	product introductions and market acceptance of new products or new generations of products;
●	evolution in the life cycles of our customers’ products;
●	timing of expenses in anticipation of future orders;
●	changes in product mix;
●	availability of manufacturing and assembly services;
●	changes in cost and availability of labor and components;
●	timely delivery of product solutions to customers;
●	pricing and availability of competitive products;
●	introduction of new technologies into the markets we serve;
●	pressures on reducing selling prices;
●	our success in serving new markets; and
●	changes in economic conditions.

The price of our securities could decline substantially in the event that any of these risks result in our financial performance being below the expectations of analysts and investors, which are based on historical and predictive models that are not necessarily accurate representations of the future.

We may not be able to keep pace with technological innovations or develop new product solutions in a timely manner.

The electronic, semiconductor, solar, automotive, cryptocurrency mining and general industrial segments are subject to constant technological change. Our future success will depend on our ability to respond appropriately to changing technologies and changes in product function and quality. If we rely on products and technologies that are not attractive to end users, we may not be successful in capturing or retaining market share. Technological advances, the introduction of new products, and new design techniques could adversely affect our business prospects unless we are able to adapt to the changing conditions. Technological advances could render our products obsolete, and we may not be able to respond effectively to the technological requirements of evolving markets. As a result, we will be required to expend substantial funds for and commit significant resources to:

●	continue research and development activities on all product lines;
●	hire additional engineering and other technical personnel; and
●	purchase advanced design tools and test equipment.

Our business could be harmed if we are unable to develop and utilize new technologies that address the needs of our customers, or our competitors do so more effectively than we do.

Our efforts to develop new technologies may not result in commercial success and/or may result in delays in development, which could cause a decline in our revenue and could harm our business.

Our research and development efforts with respect to our products and technologies may not result in customer or market acceptance. Some or all of those products and technologies may not successfully make the transition from the research and development lab to cost-effective production as a result of technology problems, competitive cost issues, yield problems, and other factors. Even when we successfully complete a research and development effort with respect to a particular product or technology, our customers may decide not to introduce or may discontinue products utilizing the product or technology for a variety of reasons, including the following:

●	difficulties with other suppliers of components for the products;
●	superior technologies developed by our competitors and unfavorable comparisons of our solutions with these technologies;
●	price considerations; and
●	lack of anticipated or actual market demand for the products.

The nature of our business will require us to make continuing investments to develop new products and technologies. Significant expenses relating to one or more new products or technologies that ultimately prove to be unsuccessful for any reason could have a material adverse effect on us. In addition, any investments or acquisitions made to enhance our products and technologies may prove to be unsuccessful. If our efforts are unsuccessful, our business could be harmed. Moreover, when we announce our development of new products, sales of current products may decrease as customers delay making purchases until such new products are available, which could adversely affect our business, revenues, and results of operations.

The cyclical nature of the industries of many of our existing and target customers may result in fluctuations in our operating results.

Demand for our products and services in our target markets is cyclical, and revenues from the sale of our products and services can vary significantly from one period to the next as a result. We may sell a significant amount of our products to one or a few customers for various short term projects in one period, and then have markedly decreased sales in following periods as these projects end or customers have the products they require for the foreseeable future.

The electronics and military industries in particular have experienced significant economic downturns at various times. These downturns are characterized by diminished product demand, accelerated erosion of average selling prices, and production overcapacity. We may seek to reduce our exposure to industry downturns by providing design and production services for leading companies in rapidly expanding industry segments. We may, however, experience substantial period-to-period fluctuations in future operating results because of general industry conditions or events occurring in the general economy.

International sales risks could adversely affect our operating results. Furthermore, our operating results could be adversely affected by changes to U.S. policy and fluctuations in the value of the U.S. dollar against foreign currencies.

Sales outside of the United States accounted for approximately 25.9% of our total revenue in 2020 and 35.3% of our total revenue in 2019. Our international business may be adversely affected by changing political and economic conditions in foreign countries. Having a worldwide distribution network for our products exposes us to various economic, political, and other risks that could adversely affect our operations and operating results, including the following:

●	export restrictions and controls relating to technology;
●

the burdens and costs of compliance with a variety of existing and new foreign regulatory requirements and laws, including the General Data Protection Regulation (GDPR) in the European Union and similar laws in other jurisdictions, and unexpected changes in such regulatory requirements;

●	laws and business practices favoring local companies, including tariffs imposed by other countries on U.S. goods;
●	timing to meet regulatory requirements;
●	developments with respect to and any impact of tariffs and other trade barrier restrictions;
●	longer payment cycles and greater difficulty in enforcing agreements and collecting receivables through foreign legal systems;
●	potentially reduced protection for, and difficulties in enforcing, intellectual property rights; and
●	political or economic instability in certain parts of the world.

These risks or any combination of them could increase our costs, lengthen our sales cycle, and require significant management attention and could otherwise negatively affect our business, operating results, financial condition, and results of operations.

In addition, we transact our business in U.S. dollars and bill and collect our sales in U.S. dollars. Approximately 25.9% and 35.3% of our revenue was from customers located outside of the United States in 2020 and 2019, respectively. It is possible that U.S. policy changes and uncertainty about policy could increase market volatility and currency exchange rate fluctuations. Market volatility and currency exchange rate fluctuations could impact our results of operations and financial condition related to transactions denominated in a foreign currency. A weakening of the dollar could cause our overseas vendors to require renegotiation of either the prices or currency we pay for their goods and services. Similarly, a strengthening of the dollar could cause our products to be more expensive for our international customers, which could impact price and margins and/or cause the demand for our products, and thus our revenue, to decline.

In the future, customers may negotiate pricing and make payments in non-U.S. currencies. If our overseas vendors or customers require us to transact business in non-U.S. currencies, fluctuations in foreign currency exchange rates could affect our cost of goods, operating expenses, and operating margins and could result in exchange losses. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency. Hedging foreign currencies can be difficult, especially if the currency is not freely traded. We cannot predict the impact that future exchange rate fluctuations may have on our operating results.

We rely on the ability to secure funding via our credit facility when accepting large orders from certain customers, and if we are not able to retain our existing credit facility or obtain new ones we may not be able to accept these large orders, and our business, revenues, and financial condition could suffer.

For some large customer orders, particularly if the customer requires unusually long payment terms, we may need to rely on funding from our credit facility to meet our ongoing funding needs because we may have to pay for the raw materials needed to manufacture the products for the customer before the customer pays us. While we had historically not needed to do this, the possibility following the placement of a large order in 2020 was the reason we arranged for a credit facility last year. If we are unable to maintain the credit facility or arrange a replacement facility on satisfactory terms and conditions, we may not be able to accept these types of customer orders, which could have a material adverse effect on our business, prospects, revenues, and results of operations, as well as our ability to continue to fund our operations including our product development and customer growth activities. We may also need to obtain a new credit facility to fund our planned expansion of SCI’s business. Our ability to maintain or replace our existing credit facility or obtain new or additional financing will depend on a variety of factors, many of which are beyond our control, and there can be no assurance that we will be able to do so in needed quantities, on terms favorable to us, or at all.

Our confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information, which could limit our ability to compete.

We rely on trademark and patent law, and trade secrets, to protect our proprietary technology and processes. However, a third party may copy or otherwise obtain and use our USPTO-registered or other proprietary information without our authorization, and trade secrets can be difficult to protect. Policing unauthorized use of our intellectual property and trade secrets is difficult, particularly in light of the global nature of the Internet and because the laws of other countries may afford us little or no effective protection of our intellectual property. Potentially expensive litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Additionally, we enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties confidential information developed by the party under such agreements or made known to the party by us during the course of the party’s relationship with us. However, these agreements may not be honored and enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time-consuming, and the outcome is unpredictable. Our failure to obtain and maintain trade secret protection could adversely affect our competitive position.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose the services of Michael Toporek, our Chief Executive Officer and a member of the Board, Jessica L. Thomas, our Chief Financial Officer, David C. Michaels, our chairman of the Board, and/or certain key employees, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected. We do not currently maintain key life insurance policies on these officers or key employees. Our existing operations and continued future development depend to a significant extent upon the performance and active participation of these individuals and certain key employees. We will be successful in retaining the services of these individuals, and if we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

We rely on highly skilled personnel and the continuing efforts of our executive officers and, if we are unable to retain, motivate or hire qualified personnel, our business may be severely disrupted.

Our performance largely depends on the talents, knowledge, skills, know-how and efforts of highly skilled individuals and in particular, the expertise held by our Chief Executive Officer, Michael Toporek. His absence, were it to occur, would materially and adversely impact development and implementation of our projects and businesses. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract, among others, new technology developers and to retain and motivate our existing contractors. If one or more of our executive officers or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers or other key personnel. In addition, if any of our executives or key personnel joins a competitor or forms a competing company, we may lose customers.

Our business plan is heavily dependent upon acquisitions and our ability to identify, acquire on appropriate terms, and successfully integrate and manage any acquired companies will impact our financial condition and operating results.

Part of our strategy to grow our businesses is heavily dependent on the acquisition of other entities or businesses in the future that complement our current products, enhance our market coverage or technical capabilities, or offer growth opportunities. We may not be able, however, to identify and successfully negotiate suitable acquisitions, obtain any financing necessary for such acquisitions on satisfactory terms, or otherwise complete any such acquisitions. Further, any acquisition may require a significant amount of management’s time and financial resources to complete the acquisition and integrate the acquired business into our existing operations. Even with this investment of management time and financial resources, an acquisition may not produce the revenue, earnings, or business synergies anticipated. Acquisitions involve numerous other risks, including:

●	potential inability to successfully integrate acquired operations and products or to realize cost savings or other anticipated benefits from integration;
●	loss of key employees or customers of acquired companies;
●	difficulty of assimilating geographically dispersed operations and personnel of the acquired companies;
●	potential disruption of our business or the acquired business;
●	unanticipated expenses;
●	unanticipated difficulties in conforming business practices, policies, procedures, internal controls, and financial records of acquisitions with our own;
●	impairment of relationships with employees, customers, vendors, distributors, or business partners of either an acquired business or our own;
●	inability to accurately forecast the performance of recently-acquired businesses, resulting in unforeseen adverse effects on our operating results;
●	potential liabilities, including liabilities resulting from known or unknown compliance or legal issues, associated with an acquired business; and
●	adverse accounting impact to our results of operations.

Any such effects from acquisitions could be costly and place a significant strain on our management systems and resources.

We cannot offer any assurance that we will be able to identify, complete, or successfully integrate any suitable acquisitions. Even if successfully negotiated and closed, any acquisitions may not yield expected synergies, may not advance our business strategy as expected, may fall short of expected return-on-investment targets, or may not prove successful. Companies that we acquire may operate with different cost and margin structures, which could further cause fluctuations in our operating results and adversely affect our business, financial condition, and results of operations.

Brookstone XXIV’s ownership of the outstanding shares of our Common Stock gives it a controlling interest in the Company.

As of November 29, 2021, Brookstone XXIV owned approximately 29.0% of the Company’s outstanding shares of Common Stock, and has designated two directors that sit on our ten-member Board. Accordingly, Brookstone XXIV has the ability to exert a significant degree of influence or actual control over our management and affairs and, as a practical matter, will control corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election of directors, amendments to our Articles of Incorporation and Bylaws, and the approval of mergers and other significant corporate transactions, including a sale of substantially all of our assets, and Brookstone XXIV may vote its shares in a manner that is adverse to the interests of our minority shareholders. This concentration of voting control could deprive holders of Common Stock of an opportunity to receive a premium for their shares of our Common Stock as part of a sale of the Company. Further, Brookstone XXIV’s control position might adversely affect the market price of our Common Stock to the extent investors perceive disadvantages in owning shares of a company with a controlling shareholder.

Brookstone XXIV and its director designees may acquire interests and positions that could present potential conflicts with our and our shareholders’ interests.

Brookstone XXIV and its director designees may make investments in companies and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. Brookstone XXIV and its director designees may also pursue, for their own accounts, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities might not be available to us. As part of our sale of 3,750,000 shares of our Common Stock to Brookstone XXIV in October 2016 and as required by Brookstone XXIV as a condition to purchasing the shares, our Board renounced, to the extent permitted by applicable law, the Company’s expectancy with respect to being offered an opportunity to participate in any business opportunity that is discovered by or presented to a director designee (a “Business Opportunity”), whether in such director designee’s capacity as a director of the Company or otherwise. Accordingly, the interests of Brookstone XXIV and the designated directors with respect to a Business Opportunity may supersede ours, and Brookstone XXIV or its affiliates or the Brookstone XXIV-designated directors may be involved with businesses that compete with us and may pursue opportunities for the sole benefit of Brookstone XXIV and its affiliates without our involvement, for which we have limited recourse. Such actions on the part of Brookstone XXIV or its director designees could have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, Michael Toporek, our CEO, serves as the Managing General Partner of Brookstone XXIV. As a result of the potential conflicts inherent in his serving in both roles, it is possible that Mr. Toporek could make decisions that benefit Brookstone XXIV at the expense of the Company.

Insiders continue to have substantial control over the Company.

As of November 29, 2021, the Company’s directors and executive officers held the current right to vote approximately 35.0% of the Company’s outstanding voting stock. Of this total, 29.0% was owned or controlled by Brookstone XXIV, for which Michael Toporek, the Company’s CEO, also serves as Managing General Partner. In addition, the Company’s directors and executive officers have the right to acquire additional shares by exercising their respective grants under the Plans, which could increase their voting percentage significantly. As a result, Mr. Toporek acting alone, and/or many of the Company’s officers and directors acting together, may have the ability to exert significant control over the Company’s decisions and control the management and affairs of the Company, and also to determine the outcome of matters submitted to shareholders for approval, including the election or removal of a director, the removal of any officer and any merger, consolidation or sale of all or substantially all of the Company’s assets. Accordingly, this concentration of ownership may harm a future market price of the shares by:

●	Delaying, deferring or preventing a change in control of the Company;
●	Impeding a merger, consolidation, takeover or other business combination involving the Company; or
●	Discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

We may incur losses and liabilities in the course of business which could prove costly to defend or resolve.

Companies that operate in one or more of the businesses that we operate face significant legal risks. There is a risk that we could become involved in litigation wherein an adverse result could have a material adverse effect on our business and our financial condition. There is a risk of litigation generally in conducting a commercial business. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation.

In connection with the ground leases for our new cryptocurrency mining operations, we rely on the landlord to sell us the power required for our operations, and any failure of the landlord to supply such power, whether as a result of its failure to pay the TVA or otherwise, would materially impact our operations.

EcoChain Block, a wholly-owned subsidiary of SCI, entered into the Power Supply Agreement, in connection with the ground leases executed on May 4, 2021. Under the terms of the Power Supply Agreement, EcoChain Block will purchase the power for its cryptocurrency mining operations from the landlord, who purchases power directly from the TVA. The rates payable by EcoChain Block to the landlord will be at the same pre-negotiated rates paid by landlord, which are less than SCI could obtain directly from the TVA. Landlord’s failure to provide power to SCI, as a result of the termination of such power supply to the landlord by the TVA, as a result of the landlord’s failure to pay the TVA for such power, or otherwise, would, in all likelihood, result in our inability to obtain the power we need for our cryptocurrency mining operations, unless and until we were able to obtain such power directly from the TVA, which would result in a significant interruption to our business. We may also incur significant costs associated with negotiating and entering into a new agreement with the TVA to supply power to EcoChain Block’s cryptocurrency mining facilities, and with setting up corresponding infrastructure to receive such power directly. Further, there can be no assurance that EcoChain Block will be able to negotiate a power supply agreement with the TVA on equally favorable terms as the landlord, if at all.

The properties on which certain of our ground leases are located are subject to possible forfeiture to the U.S. government, and, if seized, would, in all likelihood, require us to spend significant funds to maintain our cryptocurrency mining rights.

In August 2020, the United States Department of Justice’s Money Laundering & Asset Recovery Section (“DOJ”), together with the U.S. Attorney’s Office for the Southern District of Florida, filed civil asset forfeiture complaints against parties related to the landlord (the “Landlord Owners”) in connection with certain real properties, including the real properties that are the subject of the Ground Leases (the “Subject Properties”). The complaints, which are all currently pending before a federal judge, alleged that the funds used by Landlord Owners to purchase the Subject Properties were traceable to the proceeds of a bank fraud purportedly committed internationally in Ukraine by the Landlord Owners. Though the DOJ has not filed a civil forfeiture action against the Subject Properties, the complaint the government submitted in support of its asset forfeiture requests against certain properties, including the Subject Properties, included a description of the Ukrainian bank fraud and the various properties located in the United States that the DOJ believes were purchased with the proceeds of that international bank fraud, including the Subject Properties. In the event that the Subject Properties are seized by the U.S. government, EcoChain Block may be required to negotiate with the U.S. government for the supply of power which SCI was receiving from the landlord pursuant to the Power Supply Agreement. Additionally, the U.S. government, in all likelihood, would place the Subject Properties for sale at an auction, or otherwise, and we would likely be required to purchase the Subject Properties to assure the continuation of our cryptocurrency mining operations at such facility, all of which would require our expenditure of significant funds and could have a material adverse impact on our results of operations.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from selling our products, require us to obtain licenses from third parties or to develop non-infringing alternatives, and subject us to substantial monetary damages and injunctive relief.

We may receive notices from third parties that the manufacture, use, or sale of any products we develop infringes upon one or more claims of their patents. Moreover, because patent applications can take many years to issue, there may be currently pending applications, unknown to us, that may later result in issued patents that materially and adversely affect our business. Third parties could also assert infringement or misappropriation claims against us with respect to our future product offerings, if any. We cannot be certain that we have not infringed the intellectual property rights of any third parties. Any infringement or misappropriation claim could result in significant costs, substantial damages, and our inability to manufacture, market, or sell any of our product offerings that are found to infringe another person’s patent. Even if we were to prevail in any such action, the litigation could result in substantial cost and diversion of resources that could materially and adversely affect our business. If a court determined, or if we independently discovered, that our product offerings violated third-party proprietary rights, there can be no assurance that we would be able to re-engineer our product offerings to avoid those rights or obtain a license under those rights on commercially reasonable terms, if at all. As a result, we could be prohibited from selling products that are found to infringe upon the rights of others. Even if obtaining a license were feasible, it may be costly and time-consuming. A court could also enter orders that temporarily, preliminarily, or permanently enjoin us from making, using, selling, offering to sell, or importing our products that are found to infringe on third parties’ intellectual property rights, or could enter orders mandating that we undertake certain remedial actions. Further, a court could order us to pay compensatory damages for any such infringement, plus prejudgment interest, and could in addition treble the compensatory damages and award attorneys’ fees. Any such payments could materially and adversely affect our business and financial condition.

If we are unable to protect our information systems against service interruption or failure, misappropriation of data or breaches of security, our operations could be disrupted, we could be subject to costly government enforcement actions and private litigation and our reputation may be damaged.

Our business involves the collection, storage and transmission of personal, financial or other information that is entrusted to us by our customers and employees. Our information systems also contain the Company’s proprietary and other confidential information related to our business. Our efforts to protect such information may be unsuccessful due to the actions of third parties, computer viruses, physical or electronic break-ins, catastrophic events, employee error or malfeasance or other attempts to harm our systems. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures in time. We could also experience a loss of critical data and delays or interruptions in our ability to manage inventories or process transactions. Some of our commercial partners, such as those that help us maintain our websites, may receive or store information provided by us or our users through our websites. If these third parties fail to adopt or adhere to adequate information security practices, or fail to comply with our policies in this regard, or in the event of a breach of their networks, our customers’ information may be improperly accessed, used or disclosed.

If our systems are harmed or fail to function properly, we may need to expend significant financial resources to repair or replace systems or to otherwise protect against security breaches or to address problems caused by breaches. If we experience a significant security breach or fail to detect and appropriately respond to a significant security breach, we could be exposed to costly legal actions against us in connection with such incidents, which could result in orders or judgments forcing us to pay damages or fines or to take certain actions with respect to our information systems. Any incidents involving unauthorized access to or improper use of user information, or incidents that are a violation of our online privacy policies, could harm our brand reputation and diminish our competitive position. Any of these events could have a material and adverse effect on our business, reputation or financial results. Our insurance policies carry coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

Our financial controls and procedures may not be sufficient to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our securities.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on internal control over financial reporting.

The effectiveness of our controls and procedures may in the future be limited by a variety of factors, including:

●	faulty human judgements and simple errors, omissions or mistakes;
●	fraudulent actions of an individual or collusion of two or more people;
●	inappropriate management override of procedures; and
●	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

If we identify material weaknesses in our internal control over financial reporting in the future, if we are unable to comply with the requirements of Section 404 in a timely manner, and if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock or Preferred Stock could be adversely affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

We qualify as a smaller reporting company and, under the smaller reporting company rules, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We have elected to provide disclosure under the smaller reporting company rules and therefore we are able to provide simplified executive compensation disclosures in our filings and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, we are a non-accelerated filer as defined by Rule 12b-2 of the Exchange Act, and, as such, are not required to provide an auditor attestation of management’s assessment of internal control over financial reporting, which is generally required for SEC reporting companies under Section 404(b) of the Sarbanes-Oxley Act. Because we are not required to, and have not, had our auditors provide an attestation of our management’s assessment of internal control over financial reporting, a material weakness in internal controls may remain undetected for a longer period.

Our risk management process may not identify all risks that we are subject to and will not eliminate all risk.

Our Enterprise Risk Management (“ERM”) process seeks to identify and address significant risks. Our ERM process uses the most recent integrated risk framework in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission to assess, manage, and monitor risks. We believe that risk-taking is an inherent aspect of the pursuit of our growth and performance strategy. Our goals are to proactively manage risks in a structured approach in conjunction with strategic planning, with the intent to preserve and enhance shareowner value, and to manage prudently, rather than wholly avoiding, risks. We can mitigate risks and their impact on the Company, however, only to a limited extent, and no ERM process can identify all risks that we may face. Therefore, there may be risks that we are currently unaware of, that may develop in the future or that we currently consider immaterial. Further, our management of risks may prove inadequate. The emergence of risks of which we were unaware or are unable to manage could have a material adverse effect on our business, prospectus, financial condition and results of operations.

We may not be able to utilize our net operating loss carry forwards.

At December 31, 2020, we had Federal net operating loss carry forwards (“NOLs”) for income tax purposes of approximately $49 million. None of these NOLs will expire in 2021, with the remainder expiring through 2035. The Coronavirus Aid, Relief, and Economic Security Act signed into law on March 27, 2020 provided that NOLs generated in a taxable year beginning in 2018, 2019, or 2020, may now be carried back five years and forward indefinitely. In addition, the 80% taxable income limitation is temporarily removed, allowing NOLs to fully offset net taxable income. However, we do not know if or when we will have any earnings and capital gains against which we could apply these carry forwards. Furthermore, as a result of changes in the ownership of our Common Stock, our ability to use our federal NOLs will be limited under Internal Revenue Code Section 382. State NOLs are subject to similar limitations in many cases. As a result, our substantial NOLs may not have any value to us.

MTI Instruments’ business operations, financial performance and liquidity are occasionally reliant on a single supplier or vendor or a limited group of suppliers and vendors.

We depend on a limited number of suppliers and vendors for products and services relating to our MTI Instruments business. Specifically, for the year ended December 31, 2020, Spinnaker Contract Manufacturing, Inc. (“Spinnaker”) supplied 15% of the PC boards used by almost all MTI Instrument products, and SYNNEX Corporation (“SYNNEX”) supplied 26% of the military computers used by MTI Instruments. In the event it becomes necessary to seek alternative suppliers and vendors, we may be unable to obtain satisfactory replacement supplies or services on economically attractive terms, on a timely basis, or at all, which could increase costs or cause disruptions in the manufacturing of our products or delivery of our services.

Recently enacted tariffs on certain imports to the United States and other potential changes to U.S. tariff and import/export regulations may have a negative effect on global economic conditions and our business, financial results and financial condition.

On March 8, 2018, former President Trump implemented new tariffs on imports of steel and aluminum into the United States, although Canada and Mexico are temporarily exempt pending the outcome of certain trade negotiations and there is flexibility for other countries to be exempted at a later date. These tariffs went into effect on March 25, 2018. Further, there have been ongoing discussions and activities regarding changes to other U.S. trade policies and treaties, including threats by the United States to withdraw from certain treaties and other countries signing new trade agreements without U.S. participation. These developments may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

In particular, the new tariffs could have a negative impact on us in a number of ways. While any steel and aluminum we use in our products are produced solely in the United States, the new tariffs may provide domestic steel and aluminum producers the flexibility to increase their prices, at least to a level where their products would still be priced below foreign competitors once the tariffs are taken into account. Any price increases, to the extent we did not pass such increases on to our customers, would likely increase our cost of product revenue and, as a result, decrease our gross margins, operating income and net income, which could have a material adverse effect on our financial condition. On the other hand, if we attempt to pass any such increases on to our customers, that may result in lower sales, which would likely decrease our net income and could have a material adverse effect on our financial condition. In addition, in response to the new tariffs, a number of other countries are threatening to impose tariffs on U.S. imports, which, if implemented, could increase the price of our products in these countries and may result in our customers looking to alternative sources for our products. This would result in decreased sales, which could have a negative impact on our net income and financial condition.

We anticipate possible further changes to current policies by the U.S. government that could affect our business, including potentially through import tariffs on other materials or products and other changes in U.S. trade relations with other countries (e.g., China). Our suppliers source some of their raw materials from foreign countries, so other tariffs imposed by the U.S. government on imports into the United States may increase our cost of product revenue and, as a result, decrease our gross margins, operating income and net income, which could have a material adverse effect on our financial condition. Further, the imposition of such tariffs, and other recent and potential actions of the U.S. government with respect to other countries, may generate negative views of the United States in other countries and make persons in those countries less inclined to purchase products from U.S. companies like us.

The tariffs enacted in 2018 have gone into effect relatively recently, and are subject to a number of uncertainties, including future adjustments and changes in the countries excluded from such tariffs. The ultimate reaction of other countries, and the impact of these tariffs on the United States, the global economy and our business, financial condition and results of operations, cannot be predicted at this time, nor can we predict the impact of any other actions, including U.S. withdrawal from or attempted renegotiation of trade treaties, that may be undertaken by the current administration with respect to global trade.

The Company’s officers and directors are indemnified against certain conduct that may prove costly to defend.

The Company may have to spend significant resources indemnifying its officers and directors or paying for damages caused by their conduct. Our Articles of Incorporation and Bylaws provide indemnification to officers and directors to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”), and further indemnify any person made, or threatened to be made, a party to an action or proceeding (but excluding an action by or in the right of the Company) by reason of the fact that such person was a director or officer of the Company against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees actually incurred, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation and Bylaws further indemnify any director or officer made, or threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, or was serving at the request of the Company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action provided such person was acting in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company. In addition, to the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any such claim, issue, or matter therein, the Articles of Incorporation and Bylaws provide for indemnification to him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Despite the foregoing, this specific indemnity from the Company is not available to such a director or officer if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law.

Furthermore, the NRS provide for broad indemnification by corporations of their officers and directors, and offer a presumption that such officer or director has acted in good faith, on an informed basis and with a view to the interests of the corporation, unless such presumption is successfully rebutted.

The NRS also provide that no director or officer is individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law. In addition, the NRS provide that any such indemnifiable person who has been successful on the merits or otherwise in the defense of an applicable action or proceeding shall be affirmatively entitled to the foregoing indemnity. The NRS additionally permit a corporation to advance expenses as they are incurred by a director or officer in defending an action or proceeding prior to final disposition upon receipt of an undertaking by the applicable person to repay such advanced amount if the advancement is ultimately found to not be permitted by law or otherwise. Consequently, subject to the applicable provisions of the NRS and to certain limited exceptions in the Articles of Incorporation and Bylaws, the Company’s officers and directors will not be liable to the Company or to its shareholders for monetary damages resulting from their conduct as an officer or director.

We are subject to complex environmental, health and safety laws and regulations.

We are subject to various federal, state, local and foreign environmental, health and safety laws and regulations. These laws and regulations govern matters such as the emission and discharge of hazardous materials into the ground, air or water; the generation, use, storage, handling, treatment, packaging, transportation, exposure to and disposal of hazardous and biological materials, including recordkeeping, reporting and registration requirements; and the health and safety of our employees.

Due to the nature of our business, we have been named as a party in the December 19, 2019 United States Environmental Protection Agency (“EPA”) Demand Letter regarding the Malta Rocket Fuel Area Superfund Site (“Site”) located in Malta and Stillwater, New York, in connection with an alleged release of hazardous materials into the environment. The EPA is seeking reimbursement of response costs from all named parties in the amount of approximately $358,000 plus interest in connection with the investigation and disposal activities associated with the various drum caches discovered at the Site, issuance of the Explanation of Significant Differences (“ESD”) of the Site, and implementation of the work contemplated by the ESD. While we consider the likelihood of a material adverse outcome with respect to this matter to be remote, we could be subject to liability for the investigation and remediation of environmental contamination caused by industrial activity associated with the Site. Such liability could adversely affect our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and the documents that we reference herein and therein and have filed as exhibits to the registration statement, including the sections entitled “Risk Factors,” contain “forward-looking statements” within the meaning of Section 21(E) of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements include, without limitation: statements regarding proposed new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates, or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the sections entitled “Business” in our recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our recent Annual Report on Form 10-K and subsequent quarterly reports filed with the SEC, as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, discuss some of the factors that could contribute to these differences.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Investors should review our subsequent reports filed with the SEC described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus and incorporated by reference into this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for working capital and general corporate purposes.

The intended application of the proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any proceeds from the sale by the selling stockholders of our Common Stock. We may be required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

THE SECURITIES THAT WE MAY OFFER

The descriptions of our securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of such securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of such securities may differ from the terms that we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to such securities, and the securities exchange, if any, on which such securities will be listed.

We may sell from time to time, in one or more offerings, either individually or in any combination:

●	shares of our Common Stock;
●	shares of our Preferred Stock;
●	warrants to purchase shares of our Common Stock or Preferred Stock;
●	debt securities;
●	subscription rights; and/or
●	units consisting of shares of our Common Stock or Preferred Stock or warrants to purchase shares of our Common Stock or Preferred Stock.

The terms of any securities that we offer will be determined at the time of sale. We may issue securities that are exercisable, exchangeable for or convertible into Common Stock. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our articles of incorporation, as amended (“Articles of Incorporation”), and our bylaws (“Bylaws”) are summaries and are qualified by reference to our Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to Nevada law, including the Nevada Revised Statutes (“NRS”), as well as copies of our Articles of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our Articles of Incorporation authorizes us to issue up to 85,000,000 shares of stock, consisting of 75,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which 840,000 shares were classified as shares of Series A Preferred Stock as of November 29, 2021. See “Description of the Series A Preferred Stock” beginning on page 29. As of November 29, 2021, we had 13,957,259 shares of Common Stock issued and 12,941,766 shares of Common Stock outstanding and 806,585 shares of Series A Preferred Stock issued and outstanding.

Under our Articles of Incorporation, the Board, without stockholder approval, is authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof.

Common Stock

The following is a summary of some general terms and provisions of our Common Stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of Common Stock described in the applicable prospectus supplement.

Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares of capital stock then outstanding or which may be issued holders of our Common Stock are entitled to the following:

Voting Rights. The holders of the Common Stock are entitled to one vote per share held and have the right and power to vote on all matters on which a vote of shareholders is taken. Shareholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by majority vote of shareholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or the bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the bylaws), any director or the entire Board may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire Board.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the shareholders of the Company, the shareholders elect the members of a single class of directors for three-year terms.

Dividends. The holders of the Common Stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor.

Liquidation. Upon liquidation, dissolution, or the winding up of the Company, holder of Common Stock are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities.

Preemptive Rights. The holders of shares of our Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company.

Redemption Rights. The outstanding shares of Common Stock are not subject to redemption by the Company. To the extent that the Company issues additional shares of Common Stock, the relative interest in the Company of existing shareholders will likely be diluted.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

Preferred Stock

The following is a summary of the general terms and provisions of the Preferred Stock that we may offer by this prospectus. We may issue Preferred Stock in one or more classes or series; each class or series of Preferred Stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any Preferred Stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such Preferred Stock. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation, including any applicable Certificates of Designations, and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.

General. Our Articles of Incorporation authorize the Board, without obtaining stockholder approval, to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, from time to time, in one or more series, and to fix the number of shares and determine for each such series such voting powers, designations, preferences, and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof. The Board is also expressly authorized to increase or decrease (but not below the number of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. If the number of shares of any series is decreased, the shares no longer designated as shares of such series will resume the status of “blank check” preferred stock and may be designated, again, as a new series of Preferred Stock by the Board.

As of November 29, 2021, 840,000 shares of our Preferred Stock were classified as shares of Series A Preferred Stock and we had 806,585 shares of our Series A Preferred Stock issued and outstanding. Unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of Preferred Stock by issuing additional Preferred Stock of such series.

The Preferred Stock will have the distribution, liquidation, redemption, voting and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular class or series of the Preferred Stock for specific terms, including:

●	the distinctive designation of the applicable class or series of Preferred Stock and the number of shares that will constitute the class or series;
●	the initial offering price of such Preferred Stock;
●	relative ranking and preference of such Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

●	the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;
●	any redemption or sinking fund provisions of that class or series;
●	any voting rights;
●	any conversion or exchange provisions;
●	any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;
●	any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such Preferred Stock as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;
●	any procedures for any auction and remarketing; and
●	any listing of such Preferred Stock on any securities exchange

Holders of our Preferred Stock have no preemptive rights to subscribe for any of our securities.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the Preferred Stock offered by such prospectus supplement.

The issuance of shares of Preferred Stock, the issuance of rights to purchase Preferred Stock or the possibility of the issuance of Preferred Stock or such rights could have the effect of delaying or preventing a change in our control. In addition, the rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that we have issued or may issue in the future.

Rank. Unless our Board of Directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the shares of Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank senior to all our Common Stock.

Distributions. Holders of Preferred Stock of each class or series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates fixed by our Board of Directors.

We will not authorize or pay any distributions on a class or series of Preferred Stock or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other classes or series of Preferred Stock, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, our shares of capital stock, including Preferred Stock. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets.

Distributions on any class or series of Preferred Stock may be cumulative, noncumulative or partially cumulative, as specified in the applicable prospectus supplement. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our Board of Directors fails to authorize a distribution that is noncumulative, the holders of the applicable class or series will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that class or series are declared payable in the future.

We refer to our shares of Common shares or other stock, now or hereafter issued, that rank junior to an applicable class or series of Preferred Stock with respect to distribution rights as junior stock. To the extent that the applicable class or series is entitled to a cumulative distribution, we may not declare or pay any distributions, or set aside any funds for the payment of distributions, on junior stock, or redeem or otherwise acquire junior stock, unless we also have declared and either paid or set aside for payment the full cumulative distributions on such class or series of Preferred Stock and on all our other class or series of Preferred Stock ranking senior to or on a parity with such class or series of Preferred Stock for all past distribution periods. The preceding sentence does not prohibit:

●	distributions payable in junior shares or options, warrants or rights to subscribe for or purchase junior stock;

●	conversions into or exchanges for junior stock;

●	pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding Preferred Stock of such class or series and any other class or series of shares ranking on a parity with such class or series of Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

●	our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for Directors, officers or employees, or others performing or providing similar services, or our redemption or other acquisition of rights issued under any shareholder rights plan we may adopt.

To the extent an applicable class or series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring junior shares.

Unless full cumulative distributions on a class or series of Preferred Stock have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in junior shares) may be declared or paid or set aside for payment on any other class or series of Preferred Stock ranking on a parity with such class or series with respect to distribution rights. When distributions are not paid in full upon a class or series of Preferred Stock and any other class or series ranking on a parity with such class or series with respect to distribution rights, all distributions declared upon such class or series and any class or series ranking on a parity with such class or series with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on such class or series and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on such class or series and such other shares bear to each other.

Unless otherwise specified in the applicable prospectus supplement, we will credit any distribution payment made on an applicable class or series, including any capital gain distribution, first against the earliest accrued but unpaid distribution due with respect to the class or series.

Redemption. We may have the right or may be required to redeem one or more classes or series of Preferred Stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement. If a class or series of Preferred Stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative Preferred Stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for Preferred Stock of any class or series is payable only from the net proceeds of our issuance of shares of capital stock, the terms of the Preferred Stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the Preferred Stock will automatically and mandatorily be converted into shares of Common Stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference. The applicable prospectus supplement will specify the liquidation preference of the applicable class or series. Upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution may be made to the holders of our common shares or any other shares of capital stock ranking junior in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, to the applicable class or series, the holders of that class or series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable class or series, accrued and unpaid distributions include only the then current distribution period. Unless otherwise specified in the applicable prospectus supplement, if liquidating distributions have been made in full to all holders of Preferred Stock, our remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the Preferred Stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series and the corresponding amounts payable on all equally ranking shares of capital stock upon any liquidation, dissolution or winding up of our affairs, then the holders of that class or series and all other equally ranking shares of capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of a class or series of Preferred Stock will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute the dissolution, liquidation or winding up of our affairs. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Nevada law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of a class or series of Preferred Stock will not be added to our total liabilities.

Voting Rights. Holders of our Preferred Stock will not have any voting rights, except as set forth below or otherwise from time to time specified in the applicable prospectus supplement.

Unless otherwise provided for in an applicable class or series, so long as any Preferred Stock are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each affected class or series of Preferred Stock outstanding at that time:

●	authorize, create or increase the authorized or issued amount of any class or series of shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights;

●	reclassify any authorized shares of capital stock into a class or series of shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights;

●	create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that class or series of Preferred Stock with respect to distribution and liquidation rights; and

●	amend, alter or repeal the provisions of our Articles of Incorporation or any Certificate of Designations relating to that class or series of Preferred Stock, whether by merger, consolidation or otherwise, in a manner that materially and adversely affects the class or series of Preferred Stock.

The authorization, creation or increase of the authorized or issued amount of any class or series of shares of capital stock ranking on parity or junior to a class or series of Preferred Stock with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that class or series. Further, with respect to any merger, consolidation or similar event, so long as a class or series of Preferred Stock remains outstanding with the terms thereof materially unchanged or the holders of shares of that class or series receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect that class or series.

The foregoing voting provisions will not apply if all of the outstanding shares of the class or series of Preferred Stock with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

Conversion and Exchange Rights. We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert or exchange Preferred Stock of any class or series into shares of Common Stock or any other class or series of shares of capital stock or debt securities or other property. The terms will include the number of shares of Common Stock or other securities or property into which the Preferred Stock are convertible or exchangeable, the conversion or exchange price (or the manner of determining it), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the class or series or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange upon the redemption of shares of the class or series.

Series A Preferred Stock

The following is a summary of some general terms and provisions of our Series A Preferred Stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.”

Voting Rights. Holders of the Series A Preferred Stock do not have any voting rights, except as described below or as otherwise required by law. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein or as may be required by law), each share of Series A Preferred Stock will be entitled to one vote per $25.00 of liquidation preference; provided that if the Series A Preferred Stock and any other stock ranking on parity to the Series A Preferred Stock as to dividend rights and rights as to the distribution of assets upon the Company’s liquidation, dissolution or winding up are entitled to vote together as a single class on any matter, the holders of each will vote in proportion to their respective liquidation preferences.

Dividends. Subject to the preferential rights, if any, of the holders of any class or series of capital stock of the Company ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors (or a duly authorized committee of the Board), only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 9.0% of the $25.00 liquidation preference per year (equivalent to $2.25 per year).

Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (i.e., after satisfaction of all the Company’s liabilities to creditors, if any) and, subject to the rights of holders of any shares of each other class or series of capital stock ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of the Common Stock or any other class or series of the Company’s capital stock ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, junior to the Series A Preferred Stock (the “liquidation preference”).

If, upon such voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the assets of the Company legally available for distribution to the Company’s stockholders are insufficient to pay the full amount of the liquidation preference on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock of the Company ranking, as to rights to the distribution of assets upon the Company’s voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidation preference to which they would otherwise be respectively entitled.

Preemptive Rights. No holders of Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for the Common Stock or any other security.

Redemption Rights. The Company is not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides, at its option, to exercise its redemption right or, under circumstances as described in “Conversion Rights,” where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into the Common Stock. The Series A Preferred Stock is not subject to any sinking fund.

Conversion Rights. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company or any other entity, except upon the occurrence of a delisting event or change of control.

Nonassessability. All outstanding shares of our Series A Preferred Stock are fully paid and nonassessable.

Listing

Our shares of Common Stock and Series A Preferred Stock are listed on Nasdaq under the symbols “SLNH” and “SLNHP”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and Series A Preferred Stock is American Stock Transfer & Trust Company, LLC (“Transfer Agent”). The Transfer Agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Outstanding Stock Options and Warrants

As of November 29, 2021, there were options to acquire a total of 992,300 shares of Common Stock at a weighted-average exercise price of $5.44, of which 355,800 shares of our Common Stock are currently issuable upon exercise of outstanding stock options at a weighted-average exercise price of $4.37 per share; and outstanding warrants to purchase up to an aggregate of 2,528,491 shares of Common Stock at a weighted average exercise price of $13.08 (including the shares underlying the warrants).

Certain Provisions of Our Articles of Incorporation Bylaws

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a shareholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for our shares of Common Stock. The Company expects that such provisions and terms will operate to discourage extraordinary corporate transactions with respect to the Company, such as takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with the Board. These provisions and terms include:

●	Special meetings of shareholders may only be called by the Chief Executive Officer, President, or Secretary of the Company or otherwise by resolution of the Board; shareholders have no right to call special meetings thereof.
●	The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of our Board.
●	Vacancies on the Board may be filled only by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.
●	Except in instances of removal for cause, a director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock or 75% of the entire Board.
●	Our Articles of Incorporation authorize us to issue up to 75,000,000 shares of Common Stock. Under Nevada law, our Board is permitted, in its discretion, at any time, and from time to time, without any action by the shareholders of the Company, to issue shares of our Common Stock (except to the extent such issuance would be violative of fiduciary duties, so dilutive to existing holders that it would be the equivalent of a sale of the Company, or otherwise prohibited by select provisions of the NRS). The issuance of shares of authorized but unissued stock could, under certain circumstances, have an anti-takeover effect, for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the acquisition of the Company.

Nevada Anti-Takeover Statutes

We are subject to Sections 78.411 – 78.444 of the Nevada Revised Statutes, relating to combinations with interested stockholders. These provisions prohibit an “interested stockholder” from entering into a “combination” with the Company unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the Company’s capital stock entitled to vote.

Section 78.416 of the Nevada Revised Statutes defines “combination” to include the following:

●	any merger or consolidation involving the Company (or its subsidiary) and (i) the interested stockholder or (ii) any other entity which is, or after and as a result of the merger or consolidation would be, an affiliate or associate of the interested stockholder;

●	any sale, transfer, pledge or other disposition of the assets of the Company (or its subsidiary) involving the interested stockholder or its affiliate or associate where the assets transferred (i) have an aggregate market value equal to more than 5% of the aggregate market value of all of the Company’s assets, on a consolidated basis; (ii) have an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the Company; or (iii) represent more than 10% of the earning power or net income of the Company, on a consolidated basis;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the Company of any stock of the Corporation with a market value of 5% or more of the value of the outstanding shares of the Company;

●	the adoption of any plan or proposal for the liquidation or dissolution of the Company under any agreement, arrangement or understanding with the interested stockholder, or its affiliate or associate;

●	any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder, or its affiliate or associate; or

●	the receipt by the interested stockholder, or its affiliate or associate of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In addition, Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a Nevada corporation (an “issuing corporation”) that (i) has 200 or more stockholders, at least 100 of which are Nevada residents and (ii) conducts business in Nevada. Specifically, if the acquisition results in ownership of: (i) 20% or more but less than 33%; (ii) 33% percent or more but less than 50%; or (iii) 50% or more, as applicable, of the issuing corporation’s then outstanding voting power with respect to the election of directors, then the securities acquired in such acquisition are denied voting rights unless the acquisition is approved by (i) the holders of a majority of the issuing corporation’s voting power; and (ii) the holders of a majority of each class or series of stock if the acquisition would adversely affect or change any preference of any relative or other right given to any such class or series. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) not less than all of the voting securities of the issuing corporation acquired by the acquiring person may be redeemable by an issuing corporation at the average price paid for the securities within 30 days if (x) the acquiring person has not given a timely offeror’s statement to the issuing corporation in accordance with Section 78.3789 of the Nevada Revised Statutes or (y) the issuing corporation’s stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if the issuing corporation’s stockholders vote to accord voting rights to the securities acquired by acquiring person, then any stockholder of the issuing corporation who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities.

We expect the existence of these provisions to have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our shareholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our Common Stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for purchase of Common Stock or Preferred Stock in one or more series. We may issue warrants independently or together with Common Stock or Preferred Stock, and the warrants may be attached to or separate from the Common Stock or Preferred Stock.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $125,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of one warrant and the price at which such shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercising the warrants;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income taxes of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of Common Stock or Preferred Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with the specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES

References in this “Description of Debt Securities” section to “we,” “us” “our” or “SHI” mean Soluna Holdings, Inc. and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms of the debt securities that we may offer by this prospectus and any applicable prospectus supplement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures or note purchase agreements which we will file in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part. If we issue debt securities, we will file any additional final indentures, and any supplemental indentures or officer’s certificates or note purchase agreements related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of SHI and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee or a note purchase agreement. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to any future indentures, note purchase agreements and the debt securities to be issued under the indentures or note purchase agreements are summaries of certain anticipated provisions of the indentures or note purchase agreements and are not complete.

General

We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of SHI and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We will file as an amendment to the registration statement of which this prospectus is a part  or in connection with a particular offering and will be incorporated by reference into the registration statement of which this prospectus is a part three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities, and a form of note purchase agreement.

We may issue debt securities without limit as to aggregate principal amount, in or more series, in each case as we establish in one or more supplemental indentures or note purchase agreements. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for the issuance of additional securities of that series.

We anticipate that each indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

●	the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

●	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;
●	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;
●	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;
●	the stated maturity date;
●	any fixed or variable interest rate or rates per annum;
●	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;
●	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;
●	the date from which interest may accrue and any interest payment dates and any related record dates;
●	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of such debt securities;
●	any sinking fund requirements;
●	any provisions for redemption or repurchase, including the redemption or repurchase price;
●	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;
●	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;
●	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;
●	whether we will issue the debt securities in certificated or book-entry form;
●	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;
●	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;
●	any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;
●	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;
●	the subordination provisions, if any, relating to the debt securities;
●	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;
●	any restriction or condition on the transferability of debt securities;
●	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;
●	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

●	any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

●	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.

Except as may be described in any prospectus supplement, any future indenture or note purchase agreement will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or at the location specified in a note purchase agreement or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.

If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

●	in any other lawful manner, all as the applicable indenture or note purchase agreement describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:

●	we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

●	immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

●	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters

Events of Default. Unless otherwise described in a prospectus supplement, the term “event of default” for any series of debt securities means any of the following:

●	we do not pay the principal of or any premium on a debt security of that series when due;

●	we do not pay interest on a debt security of that series within 30 days after its due date;

●	we do not deposit any sinking fund payment for that series within 30 days after its due date;

●	we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

●	we experience specified events of bankruptcy, insolvency or reorganization; or

●	any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:

●	you must give the trustee written notice that an event of default has occurred and is continuing;

●	the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

●	the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.

Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture or Note Purchase Agreement

Unless otherwise described in a prospectus supplement, there are three types of changes we can make to the indentures, note purchase agreements and our debt securities:

Changes Requiring Your Approval. First, we cannot make certain changes to the indentures, note purchase agreements and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:

●	change the stated maturity of the principal of, or interest on, a debt security;

●	reduce the principal of, or the rate of interest on, a debt security;

●	reduce the amount of any premium due upon redemption;

●	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

●	change the currency or place of payment on a debt security;

●	impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

●	in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

●	waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

●	modify any of the foregoing provisions.

Changes Requiring Majority Approval. Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.

Changes Not Requiring Approval. Third, certain changes do not require any approval of holders of debt securities. These include:

●	to evidence the assumption by a successor obligor of our obligations;
●	to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;
●	to add any additional events of default for the benefit of holders of all or any series of debt securities;
●	to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;
●	to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;
●	to add guarantees of or to secure all or any series of the debt securities;
●	to establish the forms or terms of debt securities of any series;
●	to evidence and provide for the acceptance of appointment of a successor trustee;
●	to cure any ambiguity, to correct or supplement any provision in the applicable indenture or note purchase agreement which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture or note purchase agreement that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;
●	to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;
●	to prohibit the authentication and delivery of additional series of debt securities;
●	to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;
●	to comply with the rules of any applicable depositary; or
●	to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture or note purchase agreement if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance — Discharge” or “— Full Defeasance.”

Discharge, Defeasance and Covenant Defeasance

Discharge. Unless otherwise described in a prospectus supplement, we may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.

Full Defeasance. Unless otherwise described in a prospectus supplement, we can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:

●	we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

●	we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

●	your right to receive payments from the trust when payments are due;

●	our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

●	our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance. Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture or note purchase agreement with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”

If we accomplish covenant defeasance, the following provisions of an indenture or a note purchase agreement and the debt securities of such series would no longer apply:

●	most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

●	any subordination provisions; and

●	certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights

The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for Common Stock or Preferred Stock, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange.

Subordination

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

●	the indebtedness ranking senior to the debt securities being offered;

●	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

●	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

●	provisions requiring holders of the debt securities being offered and any related guarantees to remit payments to holders of senior indebtedness.

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

●	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.

Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Governing Law

Any future indentures or note purchase agreements and our debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Common Stock, Preferred Stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriter or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;
●	the exercise price payable for our Common Stock, Preferred Stock or debt securities upon the exercise of the subscription rights;
●	the number of subscription rights to be issued to each stockholder;
●	the number and terms of our Common Stock, Preferred Stock or debt securities which may be purchased per each subscription right;
●	the extent to which subscription rights are transferable;
●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by the Company in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprising shares of Common Stock or Preferred Stock and warrants to purchase shares of Common Stock, Preferred Stock or other securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by the selling stockholders to be named in a prospectus supplement, who we refer to in this prospectus as the “selling stockholders,” of up to 3,552,146 shares of our Common Stock underlying the Selling Stockholders Notes and Selling Stockholders Warrants (each as defined below) which were issued in a transaction exempt from registration under the Securities Act pursuant to a Securities Purchase Agreement (the “SPA”) among the Company and the selling stockholders dated October 25, 2021 pursuant to which such stockholders received (i) secured convertible notes in the aggregate principal amount of $16,304,348 for an aggregate purchase price of $15 million (collectively, the “Selling Stockholders Notes”), which are, subject to certain conditions, convertible at any time by the selling stockholders, into an aggregate of 1,776,073 shares of Common Stock (the “Conversion Shares”), at a price per share of $9.18, and (ii) Class A, Class B and Class C common stock purchase warrants (collectively, the “Selling Stockholders Warrants”) to purchase up to an aggregate of 1,776,073 shares of Common Stock (the “Warrant Shares”), at an exercise price of $12.50, $15.00 and $18.00 per share, respectively. The Selling Stockholders Warrants are immediately exercisable for five years upon issuance, subject to applicable Nasdaq rules.

The shares of Common Stock to be offered by the selling stockholders are “restricted securities” under applicable federal and state securities laws and are being registered under the Securities Act to give those selling stockholders the opportunity to publicly sell these shares, if they elect to do so following exercise of the Selling Stockholders Warrants or conversion of the Selling Stockholders Notes. The registration of these shares does not require that the selling stockholders exercise any of the Selling Stockholders Warrants, convert any of the Selling Stockholders Notes or sell any of the Conversion Shares or Warrant Shares. The selling stockholders may sell all, some or none of the shares of Common Stock they receive pursuant to this prospectus and the applicable prospectus supplement. See “Plan of Distribution.”

Further information regarding the selling stockholders will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

To our knowledge, none of the selling stockholders had any position, office, or other material relationship with us or any of our affiliates within the past three years.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds that we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We and/or the selling stockholders may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we and/or the selling stockholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We and/or the selling stockholders may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we and/or the selling stockholders use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we and/or the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We and/or the selling stockholders may sell the securities directly or through agents we and/or the selling stockholders designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We and/or the selling stockholders may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We and/or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us and/or the selling stockholders or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we and/or the selling stockholders may enter into derivative transactions with third parties (including the writing of options) in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or the selling stockholders may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

All securities we may offer, other than our Common Stock and Series A Preferred Stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the securities being registered hereby, other than our Common Stock and Series A Preferred Stock which are listed on Nasdaq. We have no current plans for listing of debt securities, warrants, units or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, warrants, units or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the issuance of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Soluna Holdings, Inc. as of and for the two years ended December 31, 2020 incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Wojeski & Company, CPAs, P.C., an independent registered public accounting firm, as stated in their report thereon, which are incorporated by reference herein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov. Our corporate website is www.mechtech.com. The information on our corporate website is not incorporated by reference in this prospectus, any prospectus supplement or the registration statement of which they form a part, and the documents incorporated by reference herein and therein, and you should not consider it a part of this prospectus, any prospectus supplement, the registration statement or such documents.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by our Form 10-K/A, filed with the SEC on April 29, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 17, 2021, August 10, 2021 and November 12, 2021, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 21, 2021, February 24, 2021, February 26, 2021(2), March 8, 2021, March 22, 2021, April 12, 2021, April 29, 2021, April 30, 2021, May 4, 2021, May 19, 2021, May 27, 2021, June 10, 2021, June 15, 2021, June 24, 2021, August 12, 2021, August 23, 2021, August 31, 2021, September 22, 2021, September 30, 2021, October 12, 2021, October 25, 2021 and November 4, 2021;

●	our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders held on June 9, 2021, filed with the SEC on May 18, 2021 and our Definitive Proxy Statement on Schedule 14A for a special meeting of stockholders held on October 29, 2021, filed with the SEC on October 7, 2021; and

●

our registration statement on Form 8-A filed with the SEC on March 22, 2021 with respect to the Common Stock and our registration statement on Form 8-A filed with the SEC on August 19, 2021 with respect to our Series A Preferred Stock.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus or any prospectus supplement forming a part of the registration statement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Soluna Holdings, Inc.
325 Washington Avenue Extension
Albany, NY 12205
contact@mechtech.com

Copies of these filings are also available on our website at www.mechtech.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the Common Stock offered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC Registration Fee		$18,146.18
FINRA Filing Fee			*
Nasdaq Listing Fee			*
Legal fees and expenses			*
Accounting fees and expenses			*
Transfer agent and registrar fees			*
Miscellaneous			*
Total	$		*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, and Bylaws provide indemnification to our officers and directors to the fullest extent permitted by the Nevada Revised Statutes (“NRS”), and further indemnify any person made, or threatened to be made, a party to an action or proceeding (but excluding an action by or in the right of the Company) by reason of the fact that such person was a director or officer of the Company against judgments, fines, amounts paid in settlement, and expenses, including attorneys’ fees actually incurred, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. The Articles of Incorporation, as amended, and Bylaws further indemnify any director or officer made, or threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or officer, or was serving at the request of the Company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action provided such person was acting in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Company. In addition, to the extent that a director or officer has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any such claim, issue, or matter therein, the Articles of Incorporation, as amended, and Bylaws provide for indemnification to him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Despite the foregoing, this specific indemnity from the Company is not available to such a director or officer if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law.

Furthermore, the NRS provide for broad indemnification by corporations of their officers and directors, and offers a presumption that such officer or director has acted in good faith, on an informed basis and with a view to the interests of the corporation, unless such presumption is successfully rebutted.

The NRS also provide that no director or officer is individually liable for damages as a result of an act or failure to act in his or her capacity as a director or officer except if (1) the presumption that such director or officer acted in good faith, on an informed basis and with a view to the interests of the Company is rebutted, and (2) it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and such breach involved intentional misconduct, fraud or a knowing violation of law. In addition, the NRS provide that any such indemnifiable person who has been successful on the merits or otherwise in the defense of an applicable action or proceeding shall be affirmatively entitled to the foregoing indemnity. The NRS additionally permit a corporation to advance expenses as they are incurred by a director or officer in defending an action or proceeding prior to final disposition upon receipt of an undertaking by the applicable person to repay such advanced amount if the advancement is ultimately found to not be permitted by law or otherwise.

In addition, we maintain directors’ and officers’ liability insurance which insures against liabilities that our directors and officers may incur in such capacities.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.

(a)	See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this Registration Statement on Form S-3, which Exhibit Index is incorporated herein by reference.

(b)	No financial statement schedules have been filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B;

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this Registration Statement on Form S-3.

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of March 29, 2021, by and between Mechanical Technology, Incorporated, a New York corporation and Mechanical Technology, Incorporated, a Nevada corporation (1).
2.2	Agreement and Plan of Merger, dated August 11, 2021, by and between Mechanical Technology, Incorporated, SCI Merger Sub, Inc. and Soluna Computing, Inc (3).
4.1	Articles of Incorporation (1).
4.2	Articles of Merger filed with the Secretary of State of Nevada on March 29, 2021 (1).
4.3	Certificate of Merger filed with the Department of State of New York on March 29, 2021 (1).
4.4	Certificate of Amendment filed with the Secretary of State of the State of Nevada on June 9, 2021 (2).
4.5	Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of Nevada on November 2, 2021 (5).
4.6	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of Nevada on August 18, 2021 (6).
4.7	Bylaws (1).
4.8	Securities Purchase Agreement, dated as of October 20, 2021, by and among Mechanical Technology, Incorporated and the purchasers signatory thereto (4).
4.9	Form of Secured Convertible Note (4).
4.10	Form of Class A Common Stock Purchase Warrant (4).
4.11	Form of Class B Common Stock Purchase Warrant (4).
4.12	Form of Class C Common Stock Purchase Warrant (4).
4.13	Registration Rights Agreement, dated as of October 25, 2021, by and between Mechanical Technology, Incorporated and the investors listed on the schedule thereto (4).
4.14**	Form of Senior Indenture.
4.15**	Form of Senior Subordinated Indenture.
4.16**	Form of Junior Subordinated Indenture.
4.17**	Form of Senior Debt Security.
4.18**	Form of Senior Subordinated Debt Security.
4.19**	Form of Junior Subordinated Debt Security.
4.20**	Form of Note Purchase Agreement.
4.21**	Form of Preferred Stock Certificate.
4.22*	Form of Series A Preferred Stock Certificate.
4.23*	Form of Common Stock Certificate.
5.1*	Opinion of Sullivan & Worcester LLP.
23.1*	Consent of Wojeski & Company CPAs, PC.
23.2*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to Registration Statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture.
25.2**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture.
25.3**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture.

* Filed herewith.

** To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

(1)	Filed as an Exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2021.

(2)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021.

(3)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2021.

(4)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2021.

(5)	Filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2021.

(6)	Filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of November, 2021.

SOLUNA HOLDINGS, INC.
By:	/s/ Michael Toporek
Michael Toporek
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Michael Toporek as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Dated: November 30, 2021	/s/ Michael Toporek
Michael Toporek
Chief Executive Officer (principal executive officer) and Director

Dated: November 30, 2021	/s/ Jessica L. Thomas
Jessica L. Thomas
Chief Financial Officer (principal financial and accounting officer)

Dated: November 30, 2021	/s/ David C. Michaels
David C. Michaels
Chairman of the Board of Directors

Dated: November 30, 2021	/s/ John Belizaire
John Belizaire
Director

Dated: November 30, 2021	/s/ John Bottomley
John Bottomley
Director

Dated: November 30, 2021	/s/ William Hazelip
William Hazelip Director

Dated: November 30, 2021	/s/ Edward R. Hirshfield
Edward R. Hirshfield
Director

Dated: November 30, 2021	/s/ Matthew E. Lipman
Matthew E. Lipman
Director

Dated: November 30, 2021	/s/ Alykhan Madhavji
Alykhan Madhavji
Director

/s/ Thomas J. Marusak
Dated: November 30, 2021	Thomas J. Marusak
Director

/s/ William Phelan
Dated: November 30, 2021	William Phelan
Director